Exhibit 10.2
[Date]
[Name]
[Address]
[Address]
Dear [Name]:
     I am pleased to inform you that on [date] the Compensation Committee (“Committee”) of the Board of Directors of National Fuel Gas Company (the “Company”) granted to you (the “Grantee”) a stock appreciation right, under the National Fuel Gas Company 1997 Award and Option Plan, as amended (the “Plan”), in respect of an aggregate of [___] shares of the Company’s Common Stock, $1.00 par value (the “Common Stock”).
     Your new stock appreciation right is described in the balance of this letter agreement (“Award Notice”). The Plan and the Committee’s Administrative Rules (“Rules”) govern the operation of the Plan, as well as the terms and conditions of your stock appreciation right granted under the Plan, and are incorporated herein by reference.
1. Performance Conditions
     The base price (“Base Price”) of your stock appreciation right is [$___] per share (which is the Fair Market Value of the Common Stock on the date of grant). Absent a Change in Control of the Company or Change in Ownership of the Company, the stock appreciation right granted hereby is exercisable in accordance with the following schedule, subject to the performance conditions set forth in the schedule:
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[Name]

[Date]

Incremental
Number of
Shares Subject
Date		to SAR
Exercisable	Performance Condition	Exercisable

[one year after date of grant]	For fiscal [year], with respect to the Company’s Exploration and Production segment, increase [certain oil and natural gas] production by [___%] over the [prior fiscal year]	[1/3 of aggregate number of shares subject to SAR]

[two years after date of grant]	For fiscal [year], with respect to the Company’s Exploration and Production segment, increase [certain oil and natural gas] production by [___%] over the [prior fiscal year]	[1/3 of aggregate number of shares subject to SAR]

[three years after date of grant]	For fiscal [year], with respect to the Company’s Exploration and Production segment, increase [certain oil and natural gas] production by [___%] over the [prior fiscal year]	[1/3 of aggregate number of shares subject to SAR]
     In the event the performance condition for a given fiscal year is not met, the incremental number of shares associated with such performance condition shall be automatically forfeited.
     In the event of a Change in Control of the Company or Change in Ownership of the Company, this stock appreciation right shall become exercisable in accordance with the Plan, or its successor. Once such right has become exercisable, this stock appreciation right may be exercised in whole at any time and in part from time to time until the date of termination of the Grantee’s rights hereunder; provided, that in no event shall this stock appreciation right be exercisable in whole or in part after [ten years and one day after date of grant].
2. Restriction on Exercise
     Notwithstanding any other provision hereof, this stock appreciation right shall not be exercised if at such time such exercise or the delivery of certificates representing shares of Common Stock purchased pursuant hereto shall constitute a violation of any rule of the Company, any provision of any applicable Federal or State statute, rule or regulation, or any rule or regulation of any securities exchange on which the Common Stock may be listed.
3. Exercise
     This stock appreciation right may be exercised with respect to all or any part of the shares of Common Stock then subject to such exercise in accordance with Section 1 pursuant to whatever procedures may be adopted from time to time by the Company. Upon the exercise of this stock appreciation right, in whole or in part, the Grantee shall be entitled to receive from the Company a number of shares of Stock equal in value to the excess of the Fair Market Value (on the date of exercise) of one share of Stock over the Base Price, multiplied by the number of shares in respect

[Name]

[Date]
of which the stock appreciation right is being exercised (the “Payout”). The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise, with any fractional share being payable in cash based on the Fair Market Value on the date of exercise.
4. Termination of Employment
     In the event your employment with the Company or its Subsidiaries terminates, then, depending upon the circumstances of the termination, this stock appreciation right may become exercisable prior to the dates set forth in Section 1, may remain exercisable after your termination date, or may be terminated, as set forth in the Plan and the Rules.
5. Adjustments in Common Stock
     In the event of a Common Stock dividend, Common Stock split, merger, consolidation, reorganization, recapitalization or other change in the corporate structure, appropriate adjustments shall be made by the Board or the Compensation Committee of the Board in the number of shares, class or classes of securities and the base price per share applicable in respect to the stock appreciation rights subject to this Agreement. The Board or the Compensation Committee shall, in its discretion, determine the manner in which any adjustment pursuant to the immediately preceding sentence shall be effected, with the purpose and intent of avoiding any diminution or infringement of the Grantee’s rights hereunder by reason of any of the events referenced in such sentence.
6. Non-Transferability of Stock Appreciation Right
     The Grantee has no right to assign or transfer this stock appreciation right, except by will, by the laws of descent and distribution, or as otherwise permitted in the Plan or the Rules. During the lifetime of the Grantee this stock appreciation right may be exercised only by him or her (unless otherwise determined by the Board or the Committee).
7. Authority of Committee
     The Committee has the authority to interpret the Plan and all stock appreciation rights granted thereunder, to establish rules and regulations relating to the Plan and to make all other determinations it believes necessary or advisable for the administration of the Plan. The scope of the Committee’s authority is more fully described in the Plan. All determinations and actions of the Committee are final, conclusive and binding on you.
8. Miscellaneous
     (a) This stock appreciation right (i) shall be binding upon and inure to the benefit of the Company (and its successors and assigns) and you (and your heirs, legal representatives and estate), and (ii) shall be governed by the laws of the State of New York, and any applicable laws of the United States. No contract or right of employment shall be implied by this stock appreciation right.
     (b) This stock appreciation right may be unilaterally amended or modified by the Committee, as permitted by the Plan or the Rules, to the extent it deems appropriate, but may not be amended or modified without your consent if such amendment or

[Name]

[Date]
modification is adverse to you. Except as otherwise provided in the preceding sentence, this stock appreciation right may not be amended or modified, nor may any term or condition, or breach of any term or condition, be waived, except in writing signed by the person or persons sought to be bound by such amendment, modification or waiver. Any waiver of any term or condition or breach thereof shall not be a waiver of any other term or condition, or of the same term or condition for the future, or of any subsequent breach.
     (c) If this stock appreciation right is assumed or a new stock appreciation right is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of 1986, as amended), employment by such assuming or substituting company or by a parent company or a subsidiary thereof shall be considered for all purposes of this stock appreciation right to be employment by the Company.
     (d) In consideration of the Grantee’s privilege to participate in the Plan, the Grantee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of the Company to any unauthorized party, (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with the Company or its Subsidiaries or after such employment is terminated, and (iii) not to solicit any then current employees of the Company or any other subsidiaries of the Company to join the Grantee at his or her new place of employment after his or her employment with the Company or its Subsidiaries is terminated.
     (e) This Award Notice, together with the Plan and the Rules, constitutes the entire agreement between the parties with respect to the subject matter hereof. You hereby acknowledge that you have been provided with a copy of the Plan and the Rules, and understand the terms and conditions of these documents and of this Award Notice. In the event of any conflict between this Award Notice and the terms of the Plan and the Rules, the Plan and the Rules will govern and control.
     (f) In the event of the invalidity of any part or provision of this agreement, such invalidity shall not affect the enforceability of any other part or provision hereof.
9. Tax Withholding
     The Grantee agrees that upon exercise of the stock appreciation right evidenced hereby, in whole or in part, any and all applicable income, employment or other tax withholding shall be satisfied at the minimum required level using shares of Common Stock otherwise deliverable upon exercise of such stock appreciation right. The number of shares to be withheld shall be determined by the Company in accordance with the policies and procedures in effect from time to time under the Plan applicable with respect to stock withholding.
10. Securities Law Requirements
     The Company shall not be required to issue shares upon the exercise of this stock appreciation right unless and until (a) such shares have been duly listed upon each stock exchange on which the Company’s Stock is then registered and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective. The Board may require the Grantee to furnish to the Company, prior to the issuance of any shares of Common Stock in

[Name]

[Date]
connection with the exercise of this stock appreciation right, an agreement, in such form as the Board may from time to time deem appropriate, in which the Grantee represents that the shares acquired by him upon such exercise are being acquired for investment and not with a view to the sale or distribution thereof.
11. Stock Appreciation Right Subject to Plan and Rules
     This stock appreciation right shall be subject to all the terms and provisions of the Plan and the Rules and the Grantee shall abide by and be bound by such terms and provisions and all rules, regulations and determinations of the Board or the Committee now or hereafter made in connection with the administration of the Plan. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan or the Rules.
12. American Jobs Creation Act
     In addition to amendments permitted by Section 8(b) above, amendments to this Agreement may be made by the Company, without the Grantee’s consent, in order to ensure compliance with the American Jobs Creation Act of 2004. And, further, amendments may be made to the Plan to ensure such compliance, which amendments may impact this Agreement.
     If the foregoing is acceptable to you, kindly acknowledge your acceptance by signing both originals of this letter and returning one to [Secretary of the Company].

Very truly yours, NATIONAL FUEL GAS COMPANY
By:
[Name]
[Title]

AGREED TO AND ACCEPTED
this ___day of                     , ___

By:
Grantee